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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus of our report dated February 16, 1993 accompanying the financial statements and schedules of:

       (a) Santa Anita Realty Enterprises, Inc.;

       (b) Santa Anita Operating Company and Subsidiaries; and

       (c) Santa Anita Realty Enterprises, Inc., and Santa Anita Operating Company and Subsidiaries Combined.

Appearing in the above listed entities' Joint 1992 Annual Report to Shareholders and is included or incorporated by reference in the above listed entities' Annual Report on Form 10-K for the year ended December 31, 1992.

                                             /s/ KENNETH LEVENTHAL & COMPANY

Newport Beach, California
January 4, 1994